Exhibit 99.1

XBP Europe Holdings, Inc. Reports Fourth Quarter and Full Year 2024 Results

March 19, 2025

Full Year 2024 Highlights

●	Revenue of $142.8 million, decrease of 8.0% year-over-year
●	Gross margin of 26.8%, a 110 bps increase year-over-year
●	Operating profit of $3.5 million, an increase of $2.4 million year-over-year
●	Approximately $25M of ACV in active ramp, resulting in an incremental step-up in margin contribution in the second half of 2024
●	Signed an exclusive, non-binding LOI to acquire Exela Technologies BPA, LLC, a potentially transformational deal that could expand XBP Europe’s revenue to ~$1 billion annually

Fourth Quarter 2024 Highlights

●	Revenue of $35.6 million, decrease of 7.5% year-over-year and increase of 0.7% sequentially
●	Gross margin of 28.3%, a 480 bps increase year-over-year and 440 bps decrease sequentially
●	Operating profit of $1.0 million, an increase of $3.4 million year-over-year and a decrease of $1.5 million sequentially
●	Net loss of $2.7 million includes $0.5 million of FX losses, an improvement of $2.4 million year-over-year and $0.1 million sequentially

LONDON, UK and Santa Monica, CA, March 19, 2025 (GLOBE NEWSWIRE) – XBP Europe Holdings, Inc. (“XBP Europe” or “the Company”) (NASDAQ: XBP), a pan-European integrator of bills, payments, and related solutions and services seeking to enable the digital transformation of its clients, announced today its financial results for the quarter and full year ended December 31, 2024.

“We ended 2024 with growing momentum, as we continued to ramp our recently awarded contracts, leading to improving profitability and operating metrics. We are excited about our organic growth trajectory in 2025 and we continue to work towards a potential acquisition of Exela Technologies BPA, LLC in 2025 so that we can benefit from global scale,” said Andrej Jonovic, Chief Executive Officer of XBP Europe.

Full Year Highlights

●	Revenue: Total Revenue for 2024 was $142.8 million, a decline of 8.0% year-over-year, primarily due to completion of projects, lower volumes, and client contract ends, offset by positive impact of newly won business .

●	Bills & Payments segment revenue was $101.9 million, a decline of 7.8% year-over-year, primarily attributable to completion of one-time projects, lower volumes, and client contract end, offset by the positive impact of newly won business.

●	Technology segment revenue was $40.9 million, a decrease of 8.5% year-over-year, largely due to a lower volume of licenses sold, offset by a drop in technology implementation and professional services revenue.

●	Operating Profit: Operating Profit was $3.5 million, an increase of $2.4 million compared to 2023. This improvement was driven primarily by higher gross margins coupled with SG&A cost optimizations. Our operating expenses include costs associated with accelerated migration to the cloud.

●	Net Loss: Net loss from continuing operations was $6.5 million, compared with a net loss from continuing operations of $5.6 million in 2023. The year-over-year increase was primarily driven by higher income tax expense and interest expense, offset by higher operating profit and lower related party interest expense.

●	Adjusted EBITDA(1): Adjusted EBITDA from Continuing Operations was $13.4 million, a decrease of $2.4 million or 15.1% compared to 2023. Adjusted EBITDA margin was 9.4%, a decrease of 80 basis points from 10.2% in 2023.

●	Capital Expenditures: Capital expenditures were 1.2% of revenue compared to 1.7% of revenue in 2023, with the decrease primarily due to lower purchases of PP&E.

●	Adequate Liquidity: The Company’s cash and cash equivalents totaled $12.1 million as of December 31, 2024.

Other Highlights:

●	Pending Acquisition: As announced on March 4, 2025, XBP Europe has entered into an exclusive, non-binding letter of intent with Exela Technologies, Inc. to acquire Exela Technologies BPA, LLC (“BPA”), a leading provider of business process automation solutions. The closing of the acquisition will be subject to BPA completing a corporate reorganization which is expected to create a sustainable capital structure with a substantially deleveraged balance sheet. If completed, the acquisition will expand XBP Europe’s revenue to more than $1 billion from $145 million on a pro forma basis for the twelve months ending September 30, 2024. The parties have agreed to act in good faith to negotiate definitive agreements, complete due diligence, undertake necessary regulatory approvals, and seek any necessary approvals, including from XBP Europe's shareholders. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated. Readers are cautioned that those portions of the LOI that describe the proposed transaction are non-binding. XBP Europe only intends to announce additional details regarding the proposed transaction if and when a definitive agreement is executed.

Segment Revenue and Profitability:

	Three months ended December 31, 2024
	Bills & Payments	Technology	Total
Revenue, net	$25,851	$9,794	$35,645
Cost of revenue	20,460	5,108	25,568
Segment Gross Profit	5,391	4,686	10,077

	Three months ended December 31, 2023
	Bills & Payments	Technology	Total
Revenue, net	$27,368	$11,165	$38,533
Cost of revenue	24,203	5,270	29,472
Segment Gross Profit	3,165	5,895	9,061

	Twelve months ended December 31, 2024
	Bills & Payments	Technology	Total
Revenue, net	$101,850	$40,922	$142,772
Cost of revenue	85,454	19,059	104,513
Segment Gross Profit	16,396	21,863	38,259

	Twelve months ended December 31, 2023
	Bills & Payments	Technology	Total
Revenue, net	$110,458	$44,719	$155,177
Cost of revenue	95,572	19,738	115,310
Segment Gross Profit	14,886	24,981	39,867

Below is the note referenced above:

(1)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Supplemental Investor Presentation

An investor presentation relating to our fourth quarter and full year 2024 performance is available at investors.xbpeurope.com. This information has also been furnished to the SEC in a current report on Form 8-K.

About Non-GAAP Financial Measures

This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). XBP Europe believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. XBP Europe’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess XBP Europe’s financial performance, because it allows them to compare XBP Europe’s operating performance on a consistent basis across periods by removing the effects of XBP Europe’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination with CF Acquisition Corp. VIII. on November 29, 2023). Adjusted EBITDA also seeks to remove the effects of restructuring and related expenses and other similar non-routine items, some of which are outside the control of our management team. Restructuring expenses are primarily related to the implementation of strategic actions and initiatives related to right sizing of the business. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue on a constant currency basis by converting our current-period local currency revenue using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. XBP Europe does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in XBP Europe’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including certain financial forecasts and projections. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, revenue and other metrics planned products and services, business strategy and plans, objectives of management for future operations of XBP Europe, market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are based upon estimates, forecasts and assumptions that, while considered reasonable by XBP Europe and its management, as the case may be, are inherently uncertain and many factors may cause the actual results to differ materially from current expectations which include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against XBP Europe or others and any definitive agreements with respect thereto; (2) the inability to meet the continued listing standards of Nasdaq or another securities exchange; (3) the risk that the business combination disrupts current plans and operations of XBP Europe and its subsidiaries; (4) the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of XBP Europe and its subsidiaries to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that XBP Europe or any of its subsidiaries may be adversely affected by other economic, business and/or competitive factors; (8) risks related to XBP Europe’s potential inability to achieve or maintain profitability and generate cash; (9) the impact of the COVID-19 pandemic, including any mutations or variants thereof, and its effect on business and financial conditions; (10) volatility in the markets caused by geopolitical and economic factors; (11) the ability of XBP Europe to retain existing clients; (12) the potential inability of XBP Europe to manage growth effectively; (13) the ability to recruit, train and retain qualified personnel, and (14) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Reports on Form 10-K filed on April 1, 2024 and, our subsequent quarterly reports on Form 10-Q and our current reports on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are made. XBP Europe gives no assurance that either XBP Europe or any of its subsidiaries will achieve its expected results. XBP Europe undertakes no duty to update these forward-looking statements, except as otherwise required by law.

About XBP Europe

XBP Europe is a pan-European integrator of bills, payments and related solutions and services seeking to enable digital transformation of its more than 2,000 clients. The Company’s name – ‘XBP’ stands for ‘exchange for bills and payments’ and reflects the Company’s strategy to connect buyers and suppliers, across industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. The Company provides business process management solutions with proprietary software suites and deep domain expertise, serving as a technology and services partner for its clients. Its cloud-based structure enables it to deploy its solutions across the European market, along with the Middle East and Africa. The physical footprint of XBP Europe spans 15 countries and 32 locations and a team of approximately 1,500 individuals. XBP Europe believes its business ultimately advances digital transformation, improves market wide liquidity by expediting payments, and encourages sustainable business practices. For more information, please visit: www.xbpeurope.com.

For more XBP Europe news, commentary, and industry perspectives, visit: https://www.xbpeurope.com/

And please follow us on social:

X: https://X.com/XBPEurope

LinkedIn: https://www.linkedin.com/company/xbp-europe/

The information posted on XBP Europe's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Europe should monitor XBP Europe’s website and its social media accounts in addition to XBP Europe’s press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

investors@xbpeurope.com

XBP Europe Holdings, Inc.

Consolidated Balance Sheets

For the years ended December 31, 2024 and 2023

(in thousands of United States dollars except share and per share amounts)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$12,099	$6,537
Accounts receivable, net of allowance for credit losses of $1,198 and $1,183, respectively	19,810	30,238
Inventories, net	3,823	4,045
Prepaid expenses and other current assets	4,228	6,550
Current assets held for sale	1,378	2,497
Total current assets	41,338	49,867
Property, plant and equipment, net of accumulated depreciation of $40,325 and $39,876, respectively	11,272	12,811
Operating lease right-of-use assets, net	4,805	5,206
Goodwill	21,666	22,823
Intangible assets, net	1,121	1,498
Deferred income tax assets	7,026	6,811
Other noncurrent assets	817	705
Noncurrent assets held for sale	—	3,018
Total assets	$88,045	$102,739

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES
Current liabilities
Accounts payable	$12,553	$13,281
Related party payables	5,443	13,012
Accrued liabilities	17,993	23,850
Accrued compensation and benefits	16,482	16,267
Customer deposits	277	323
Deferred revenue	6,870	6,004
Current portion of finance lease liabilities	12	91
Current portion of operating lease liabilities	1,734	1,562
Current portion of long-term debts	4,958	3,863
Current liabilities held for sale	2,443	3,818
Total current liabilities	68,765	82,071
Related party notes payable	1,451	1,542
Long-term debt, net of current maturities	23,966	12,763
Finance lease liabilities, net of current portion	—	23
Pension liabilities	10,339	12,208
Operating lease liabilities, net of current portion	3,271	3,785
Other long-term liabilities	1,599	1,635
Noncurrent liabilities held for sale	—	1,280
Total liabilities	$109,391	$115,307

STOCKHOLDERS’ DEFICIT
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	—	—
Common Stock, par value of $0.0001 per share; 200,000,000 shares authorized; 30,166,102 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	30	30
Additional paid in capital	1,611	—
Accumulated deficit	(23,705)	(11,339)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	474	(1,416)
Unrealized pension actuarial gains, net of tax	244	157
Total accumulated other comprehensive loss	718	(1,259)
Total stockholders’ deficit	(21,346)	(12,568)
Total liabilities and stockholders’ deficit	$88,045	$102,739

XBP Europe Holdings, Inc.

Consolidated Statements of Operations

For the years ended December 31, 2024 and 2023

(in thousands of United States dollars except share and per share amounts)

	Year ended December 31,
	2024	2023
Revenue, net	$142,408	$154,943
Related party revenue, net	364	234
Cost of revenue (exclusive of depreciation and amortization)	104,467	115,234
Related party cost of revenue	47	76
Selling, general and administrative expenses (exclusive of depreciation and amortization)	26,525	31,173
Related party expense	5,101	4,633
Depreciation and amortization	3,160	2,944
Operating profit	3,472	1,117
Other expense (income), net
Interest expense, net	6,232	5,035
Related party interest expense, net	90	1,971
Foreign exchange losses, net	2,520	599
Changes in fair value of warrant liability	(43)	(597)
Pension income, net	(1,705)	(929)
Net loss before income taxes	(3,622)	(4,962)
Income tax expense	2,911	606
Net loss from continuing operations	(6,533)	(5,568)
Net loss from discontinued operations, net of income taxes	(5,833)	(5,479)
Net loss	$(12,366)	$(11,047)
Loss per share:
Basic and diluted - continuing operations	$(0.22)	$(0.25)
Basic and diluted - discontinued operations	(0.19)	(0.24)
Basic and diluted	$(0.41)	$(0.49)

XBP Europe Holdings, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2024 and 2023

(in thousands of United States dollars)

	Years ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(12,366)	$(11,047)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,965	3,467
Amortization of intangible assets	750	384
Debt issuance cost amortization	216	—
Impairment of goodwill	87	—
Credit loss expense	16	343
Changes in fair value of warrant liability	(43)	(597)
Stock-based compensation expense	1,611	—
Unrealized foreign currency losses (gains)	2,428	(616)
Change in deferred income taxes	(247)	(422)

Change in operating assets and liabilities
Accounts receivable	9,568	5,990
Inventories	240	(58)
Prepaid expense and other assets	2,297	2,123
Accounts payable	(365)	(2,417)
Related party payables	(8,446)	(843)
Accrued expenses and other liabilities	(4,848)	2,629
Deferred revenue	1,099	67
Customer deposits	(189)	(538)
Net cash used in operating activities	(5,227)	(1,535)

Cash flows from investing activities
Purchase of property, plant and equipment	(1,263)	(2,330)
Cash paid for costs of fulfilling a contract	—	(339)
Additions to internally developed software	(447)	—
Net cash used in investing activities	(1,710)	(2,669)

Cash flows from financing activities
Borrowings under secured borrowing facility	—	87,635
Principal repayment on borrowings under secured borrowing facility	(79)	(91,662)
Borrowings under 2024 Term Loan A Facility	3,834	—
Borrowings under 2024 Term Loan B Facility	11,360	—
Borrowings under 2024 Revolving Credit Facility	15,352	—
Cash paid for debt issuance costs	(1,527)	—
Principal payments on 2024 Term Loan A Facility	(383)	—
Principal payments on 2024 Term Loan B Facility	(1,136)	—
Principal payments on long-term obligations	(15,270)	(920)
Proceeds from Secured Credit Facility	930	223
Principal payments on finance leases	(635)	(786)
Proceeds from Business Combination, net of transaction expenses	—	5,205
Net cash provided by (used in) financing activities	12,446	(305)
Effect of exchange rates on cash and cash equivalents	(308)	3,941
Net increase (decrease) in cash and cash equivalents	5,201	(568)

Cash and equivalents, beginning of period, including cash from discontinued operations	6,905	7,473
Cash and equivalents, end of period, including cash from discontinued operations	$12,106	$6,905

Supplemental cash flow data:
Income tax payments, net of refunds received	567	1,059
Interest paid	3,429	1,798

XBP Europe Holdings, Inc.

Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

	Twelve Months ended
	December 31,
($ in thousands)	2024	2023
Revenues, as reported (GAAP)	142,772	155,177
Foreign currency exchange impact (1)	(1,055)	—
Revenues, at constant currency (Non-GAAP)	141,717	155,177

Reconciliation of Adjusted EBITDA from Continuing Operations

	Year Ended December 31,
(dollars in thousands)	2024	2023
Net loss from continuing operations	$(6,533)	$(5,568)
Income tax expense	2,911	606
Interest expense including related party interest expense, net	6,322	7,006
Depreciation and amortization	3,160	2,944
EBITDA from continuing operations	5,860	4,988
Restructuring and related expenses (2)	1,879	5,053
Employee litigation matter (3)	1,283	1,431
Related party management fee and royalties (4)	—	1,330
Foreign exchange losses, net	2,520	599
Non-cash equity compensation (5)	1,611	—
Changes in fair value of warrant liability	(43)	(597)
Transaction Fees (6)	280	2,970
Adjusted EBITDA from continuing operations	$13,390	$15,774

(1)

Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the year ended December 31, 2023, to the revenues during the corresponding period in 2024.

(2)	Adjustment represents costs associated with restructuring, including employee severance and vendor and lease termination costs.
(3)	Represents litigation settlement and associated expenses incurred in connection with the Company subsidiary litigation.
(4)

Primarily represents management fee incurred in exchange for services, which included provision of legal, human resources, corporate finance, and marketing support. The management services agreement was terminated in connection with the Business Combination and was replaced by the related party service fee pursuant to the Services Agreement which reduced the fee and modified the services provided.

(5)	Represents the non-cash charges to restricted stock units and options.
(6)	Represents transaction costs incurred as part of the Business Combination.

Reconciliation of Adjusted EBITDA from Discontinued Operations

	Year Ended December 31,
(dollars in thousands)	2024	2023
Net loss from discontinued operations, net of income taxes	$(5,833)	$(5,479)
Income tax expense	—	—
Interest expense, net	145	189
Depreciation and amortization	555	907
EBITDA from discontinued operations	(5,133)	(4,383)
Restructuring and related expenses (7)	38	187
Related party service fees and royalties	—	25
Impairment of goodwill	87	—
Foreign exchange losses (gains), net	211	(5)
Adjusted EBITDA from discontinued operations	$(4,797)	$(4,176)

(7)	Adjustment represents costs associated with restructuring related to employee severance.

Source: XBP Europe Holdings, Inc.